Exhibit 99.1

Ryman Hospitality Properties, Inc. Reports Fourth Quarter and Full Year 2019 Results

NASHVILLE, Tenn. (Feb. 25, 2020) – Ryman Hospitality Properties, Inc. (NYSE: RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today reported financial results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter 2019 Results (as compared to Fourth Quarter 2018):

•	Same-Store RevPAR increased 4.8% and Same-Store Total RevPAR increased 4.9%
•	Net Income Available to Common Shareholders decreased 71.9% to $44.7 million (2018 results included a one-time, $131.4 million gain related to the acquisition of increased ownership in the Gaylord Rockies joint venture)
•	Consolidated Adjusted EBITDAre increased 21.5% to $132.1 Million
•	Adjusted Funds from Operations available to common shareholders increased 14.1% to $96.6 million
•	Same-Store Gross Advanced Bookings of 811,500 room nights
•	Announced intention to acquire Block 21, a mixed-use entertainment, lodging, office and retail complex in the heart of downtown Austin; closing expected at the end of the first quarter of 2020 or early in the second quarter of 2020
•	Completed common stock offering with net proceeds of $283 million to the Company
•	Declares first quarter 2020 dividend of $0.95 per share; intends to pay $3.80 per share annualized dividend in 2020, a 5.6% increase over full year 2019

Full Year 2019 Results (as compared to Full Year 2018):

•	Same-Store RevPAR increased 4.7% and Same-Store Total RevPAR increased 4.6%
•	Net Income Available to Common Shareholders decreased 44.9% to $145.8 million (2018 results included a one-time, $131.4 million gain related to the acquisition of increased ownership in the Gaylord Rockies joint venture)
•	Consolidated Adjusted EBITDAre increased 31.3% to $510.5 million
•	Adjusted Funds from Operations available to common shareholders increased 18.2% to $356.6 million
•	Gross Advanced Group Bookings of 2.23 million room nights for full year 2019

Colin Reed, Chairman and Chief Executive Officer of Ryman Hospitality Properties, said, “Our 2019 full year and fourth quarter performances have demonstrated our long-held belief that strategic investments in our people, our culture and our assets, year in and year out, truly do create a sustainable competitive advantage that drives our customer loyalty and encourages groups to rotate through our properties. This strategy amplified our peer-leading performance in 2019 and helped us achieve new records in both revenue and profitability. In addition to the strong consolidated financial performance, we achieved several important operational milestones including the successful full opening of SoundWaves, our indoor/outdoor water attraction at Gaylord Opryland, continued strong results from our expansion at Gaylord Texan, and the completion of Gaylord Rockies’ first full year of operation, where bookings activity has been so robust that we recently announced our intention to move forward with a 317-room, $80 million expansion. Our bookings strength wasn’t limited to just Gaylord Rockies, though, and I am pleased to report that the Same-Store hotels now have a record high of more than 6.8 million net room nights on the books for all future years.

Not to be outdone, our fast-growing Entertainment segment completed its best year ever, driven by our Nashville-based entertainment assets, and the continued growth and success of our Ole Red brand. Like our hospitality assets, we continue to invest in and expand our opportunities for this segment by taking steps like creating Circle Media, our joint-venture partnership with Gray Television, which launched the Circle TV network on January 1st, and by investing in our Ole Red brand, with our latest location set to open in Orlando in the second quarter of 2020. Finally, we closed out 2019 by announcing an agreement to acquire Block 21, a mixed-use live entertainment complex located in Austin, Texas, and home to Austin City Limits (ACL Live), which offers a nice complement to our existing portfolio of music-themed entertainment brands. Altogether, we made great progress in laying the groundwork for further growth in our Entertainment business in the coming years.”

Fourth Quarter and Full Year 2019 Results (as compared to Fourth Quarter and Full Year 2018):

Consolidated Results

($ in thousands, except per share amounts)

	Three Months Ended				Twelve Months ended
	December 31,				December 31,
	2019	2018	% ∆		2019	2018	% ∆
Total Revenue	$446,285	$360,565	23.8%		$1,604,566	$1,275,118	25.8%

Operating Income	$71,748	$51,526	39.2%		$267,531	$214,269	24.9%
Operating Income margin	16.1%	14.3%	1.8	pt	16.7%	16.8%	-0.1	pt

Net Income available to common shareholders	$44,654	$159,194	-71.9%		$145,794	$264,670	-44.9%
Net Income available to common shareholders margin	10.0%	44.2%	-34.2	pt	9.1%	20.8%	-11.7	pt
Net Income available to common shareholders per diluted share	$0.85	$3.09	-72.5%		$2.81	$5.14	-45.3%

Adjusted EBITDAre	$132,072	$108,700	21.5%		$510,530	$388,778	31.3%
Adjusted EBITDAre margin	29.6%	30.1%	-0.5	pt	31.8%	30.5%	1.3	pt
Adjusted EBITDAre, excluding noncontrolling interest	$126,301	$108,700	16.2%		$479,392	$388,778	23.3%
Adjusted EBITDAre, excluding noncontrolling interest margin	28.3%	30.1%	-1.8	pt	29.9%	30.5%	-0.6	pt

Funds From Operations (FFO) available to common shareholders	$89,341	$59,518	50.1%		$324,946	$255,022	27.4%
FFO available to common shareholders per diluted share	$1.70	$1.15	47.8%		$6.25	$4.95	26.3%

Adjusted FFO available to common shareholders	$96,624	$84,708	14.1%		$356,631	$301,804	18.2%
Adjusted FFO available to common shareholders per diluted share	$1.84	$1.64	12.2%		$6.86	$5.86	17.1%

Note: For the Company’s definitions of Operating Income margin, Net Income available to common shareholders margin, Adjusted EBITDAre, Adjusted EBITDAre margin, Adjusted EBITDAre, excluding noncontrolling interest, Adjusted EBITDAre, excluding noncontrolling interest margin, FFO available to common shareholders, and Adjusted FFO available to common shareholders, as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDAre to Net Income and a reconciliation of the non-GAAP financial measure Adjusted FFO available to common shareholders to Net Income, see “Calculation of GAAP Margin Figures,” “Non-GAAP Financial Measures,” “Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest Definition,” “Adjusted EBITDAre, Excluding Noncontrolling Interest Margin Definition,” “Adjusted FFO available to common shareholders Definition” and “Supplemental Financial Results” below.

During the fourth quarter and full year 2018, the Company recognized a gain of $131.4 million related to the acquisition of its increased ownership in the Gaylord Rockies joint venture, which is reflected in Net Income available to common shareholders for the 2018 periods. In the fourth quarter and full year 2018, the Company also recognized non-cash impairment charges of $19.2 million and $23.8 million, respectively, which are included in Operating Income, Net Income available to common shareholders and FFO available to common shareholders for the 2018 periods.

Hospitality Segment

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Twelve Months ended
	December 31,				December 31,
	2019	2018	% ∆		2019	2018	% ∆
Hospitality Revenue	$398,550	$321,796	23.9%		$1,421,446	$1,127,903	26.0%
Same-Store Hospitality Revenue (1)	$337,602	$321,796	4.9%		$1,194,870	$1,127,903	5.9%

Hospitality Operating Income	$71,018	$71,979	-1.3%		$261,936	$244,961	6.9%
Hospitality Operating Income margin	17.8%	22.4%	-4.6	pt	18.4%	21.7%	-3.3	pt
Hospitality Adjusted EBITDAre	$125,469	$103,821	20.9%		$482,033	$374,766	28.6%
Hospitality Adjusted EBITDAre margin	31.5%	32.3%	-0.8	pt	33.9%	33.2%	0.7	pt

Same-Store Hospitality Operating Income (1)	$77,810	$71,979	8.1%		$269,331	$244,961	9.9%
Same-Store Hospitality Operating Income margin (1)	23.0%	22.4%	0.6	pt	22.5%	21.7%	0.8	pt
Same-Store Hospitality Adjusted EBITDAre (1)	$109,637	$103,821	5.6%		$398,692	$374,766	6.4%
Same-Store Hospitality Adjusted EBITDAre margin (1)	32.5%	32.3%	0.2	pt	33.4%	33.2%	0.2	pt

Hospitality Performance Metrics
Occupancy	75.8%	75.1%	0.7	pt	75.8%	75.3%	0.5	pt
Average Daily Rate (ADR)	$206.53	$204.88	0.8%		$199.26	$194.64	2.4%
RevPAR	$156.64	$153.88	1.8%		$151.09	$146.50	3.1%
Total RevPAR	$428.49	$406.29	5.5%		$385.20	$363.66	5.9%

Same-Store Hospitality Performance Metrics (1)
Occupancy	77.5%	75.1%	2.4	pt	77.0%	75.3%	1.7	pt
Average Daily Rate (ADR)	$208.08	$204.88	1.6%		$199.31	$194.64	2.4%
RevPAR	$161.20	$153.88	4.8%		$153.42	$146.50	4.7%
Total RevPAR	$426.25	$406.29	4.9%		$380.26	$363.66	4.6%

Gross Definite Rooms Nights Booked (1)	811,462	1,052,645	-22.9%		2,231,472	2,628,283	-15.1%
Net Definite Rooms Nights Booked (1)	720,193	921,385	-21.8%		1,835,780	2,105,972	-12.8%
Group Attrition (as % of contracted block) (1)	13.8%	13.0%	0.8	pt	13.6%	13.6%	0.0	pt
Cancellations ITYFTY (1)(2)	4,888	2,600	88.0%		45,293	31,247	45.0%

(1)  Excludes Gaylord Rockies, which opened in December 2018.

(2)  "ITYFTY" represents In The Year For The Year.

Note: Hospitality and Same-Store Hospitality results include approximately 5,200 room nights out of service during fourth quarter 2019 and approximately 31,450 room nights out of service in the twelve months ended 12/31/2019 related to a rooms renovation at Gaylord Opryland.

Note: For the Company’s definitions of Revenue Per Available Room (RevPAR) and Total Revenue Per Available Room (Total RevPAR), see “Calculation of RevPAR and Total RevPAR” below. Property-level results and operating metrics for fourth quarter and full year 2019 are presented in greater detail below and under “Supplemental Financial Results—Hospitality Segment Adjusted EBITDAre Reconciliations and Operating Metrics,” which includes a reconciliation of the non-GAAP financial measures Hospitality Adjusted EBITDAre to Hospitality Operating Income, and property-level Adjusted EBITDAre to property-level Operating Income for each of the hotel properties.

Gaylord Opryland

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Twelve Months ended
	December 31,				December 31,
	2019	2018	% ∆		2019	2018	% ∆
Revenue	$107,480	$107,748	-0.2%		$385,610	$365,999	5.4%
Operating Income	$28,588	$29,482	-3.0%		$102,467	$96,033	6.7%
Operating Income margin	26.6%	27.4%	-0.8	pt	26.6%	26.2%	0.4	pt
Adjusted EBITDAre	$37,374	$38,350	-2.5%		$137,316	$131,623	4.3%
Adjusted EBITDAre margin	34.8%	35.6%	-0.8	pt	35.6%	36.0%	-0.4	pt

Occupancy	81.2%	82.5%	-1.3	pt	78.5%	77.2%	1.3	pt
Average daily rate (ADR)	$205.40	$198.64	3.4%		$196.54	$191.17	2.8%
RevPAR	$166.74	$163.89	1.7%		$154.23	$147.52	4.5%
Total RevPAR	$404.52	$405.53	-0.2%		$365.81	$347.21	5.4%

Gaylord Opryland Highlights for Fourth Quarter 2019 (as compared to Fourth Quarter 2018):

•	Gaylord Opryland occupancy declined 1.3 percentage points driven by lower group room nights but the impact of the decline was offset by a 3.4% increase in ADR as RevPAR grew 1.7%.

•	Total revenue decreased 0.2% to $107.5 million, impacted by a 2.7% decline in food and beverage spending, which was primarily due to lower catering revenue related to fewer group room nights.

•	Operating Income and Adjusted EBITDAre decreased by 3.0% and 2.5%, respectively, due to lower banquet and catering spending, higher wage costs and underperformance of Rudolph the Red-Nosed Reindeer: The Musical Show. These declines were partially offset by a full operating quarter of SoundWaves, which opened in December 2018.

•	The Magnolia rooms renovation, which began in late fourth quarter of 2018, was completed on time and on budget in the fourth quarter of 2019, and the hotel entered 2020 with the full complement of these recently updated rooms. During the fourth quarter of 2019, approximately 5,200 room nights were out of service due to the renovation.

Gaylord Palms

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Twelve Months ended
	December 31,				December 31,
	2019	2018	% ∆		2019	2018	% ∆
Revenue	$60,171	$53,692	12.1%		$208,298	$200,763	3.8%
Operating Income	$11,533	$7,579	52.2%		$40,051	$37,128	7.9%
Operating Income margin	19.2%	14.1%	5.1	pt	19.2%	18.5%	0.7	pt
Adjusted EBITDAre	$18,025	$13,836	30.3%		$64,740	$61,584	5.1%
Adjusted EBITDAre margin	30.0%	25.8%	4.2	pt	31.1%	30.7%	0.4	pt

Occupancy	77.2%	74.1%	3.1	pt	77.4%	77.5%	-0.1	pt
Average daily rate (ADR)	$208.49	$206.36	1.0%		$196.06	$192.10	2.1%
RevPAR	$161.05	$152.84	5.4%		$151.68	$148.79	1.9%
Total RevPAR	$461.88	$412.15	12.1%		$403.02	$388.44	3.8%

Gaylord Palms Highlights for Fourth Quarter 2019 (as compared to Fourth Quarter 2018):

•	Gaylord Palms occupancy increased 3.1 percentage points due to strength in both transient and group total room night growth, while group ADR improved 1.0% and RevPAR grew 5.4%. Total RevPAR grew by a strong 12.1%.

•	Total revenue increased 12.1% to $60.2 million, benefitting from both improved occupancy and strong food and beverage spending. Successful holiday programming of ICE! also contributed to strong results in the quarter as a new ICE! theme, Polar Express, generated record admissions.

•	Operating Income and Adjusted EBITDAre increased 52.2% and 30.3%, respectively, benefitting from solid occupancy and strong outside-the-room spending, as well as from the robust reception to holiday programming. A positive mix shift to corporate groups drove approximately 12% growth in catering for the quarter.

•	Forward bookings for the Gaylord Palms expansion continue to track in-line with the healthy forward booking pace captured ahead of the Gaylord Texan expansion opening. The room and meeting space expansion at the hotel is on schedule and on budget for a projected third quarter 2021 opening.

Gaylord Texan

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Twelve Months ended
	December 31,				December 31,
	2019	2018	% ∆		2019	2018	% ∆
Revenue	$84,675	$80,624	5.0%		$292,548	$260,418	12.3%
Operating Income	$25,730	$24,914	3.3%		$85,531	$70,915	20.6%
Operating Income margin	30.4%	30.9%	-0.5	pt	29.2%	27.2%	2.0	pt
Adjusted EBITDAre	$32,193	$31,474	2.3%		$111,893	$97,183	15.1%
Adjusted EBITDAre margin	38.0%	39.0%	-1.0	pt	38.2%	37.3%	0.9	pt

Occupancy	76.8%	73.9%	2.9	pt	78.2%	74.9%	3.3	pt
Average daily rate (ADR)	$208.03	$212.82	-2.3%		$196.26	$196.78	-0.3%
RevPAR	$159.82	$157.37	1.6%		$153.45	$147.35	4.1%
Total RevPAR	$507.37	$483.10	5.0%		$441.84	$419.12	5.4%

Gaylord Texan Highlights for Fourth Quarter 2019 (as compared to Fourth Quarter 2018):

•	Gaylord Texan occupancy improved 2.9 percentage points in the quarter while ADR declined 2.3%, due in part to a shift in group mix towards more government group customers. RevPAR grew 1.6% and Total RevPAR grew 5.0%, with the latter benefitting from catering spending and strong results from the recently renovated Glass Cactus entertainment venue.

•	Total revenue increased 5.0% to $84.7 million, driven by higher occupancy, favorable catering spending, and strong ICE! holiday programming performance, which had record admissions in the quarter.

•	Operating income and Adjusted EBITDAre increased by 3.3% and 2.3%, respectively. While the higher occupancy and mix shift within groups helped drive food and beverage performance, a mix shift to more government group customers in the quarter caused a decline in ADR, which negatively affected flow-through. Results were also impacted by higher wage costs.

Gaylord National

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Twelve Months ended
	December 31,				December 31,
	2019	2018	% ∆		2019	2018	% ∆
Revenue	$78,481	$73,553	6.7%		$281,367	$274,299	2.6%
Operating Income	$9,820	$9,310	5.5%		$35,555	$36,499	-2.6%
Operating Income margin	12.5%	12.7%	-0.2	pt	12.6%	13.3%	-0.7	pt
Adjusted EBITDAre	$19,256	$18,428	4.5%		$76,256	$76,874	-0.8%
Adjusted EBITDAre margin	24.5%	25.1%	-0.6	pt	27.1%	28.0%	-0.9	pt

Occupancy	75.1%	68.2%	6.9	pt	75.1%	72.3%	2.8	pt
Average daily rate (ADR)	$220.86	$218.99	0.9%		$215.74	$207.83	3.8%
RevPAR	$165.76	$149.28	11.0%		$161.94	$150.31	7.7%
Total RevPAR	$427.38	$400.54	6.7%		$386.21	$376.50	2.6%

Gaylord National Highlights for Fourth Quarter 2019 (as compared to Fourth Quarter 2018):

•	Gaylord National occupancy improved 6.9 percentage points aided by growth of association room nights, which were up by more than 17,000 room nights compared to the fourth quarter of 2018. ADR increased 0.9% while RevPAR grew 11.0% and Total RevPAR grew 6.7%. Group ADR was challenged in the quarter as group mix shifted towards more lower rated association group customers.

•	Revenue increased 6.7% to $78.5 million, driven primarily by the improvement in group occupancy. Spending related to other holiday programming such as snow tubing and ICE! retail also contributed to the strong growth in total revenue. Transient ADR was strong and grew 9.9% year over year.

•	Operating income and Adjusted EBITDAre increased by 5.5% and 4.5%, respectively, driven by strong flow-through from transient rooms revenue and the performance of ICE! programming and associated retail spending. Overall profitability was negatively impacted by higher wage and union-related benefit costs.

Gaylord Rockies (1)

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended			Twelve Months ended
	December 31,			December 31,
	2019	2018	% ∆	2019	2018	% ∆
Revenue	$60,948	-	-	$226,576	-	-
Operating Loss (2)	$(6,792)	-	-	$(7,395)	-	-
Operating Loss margin	-11.1%	-	-	-3.3%	-	-
Adjusted EBITDAre (2)	$15,832	-	-	$83,341	-	-
Adjusted EBITDAre margin	26.0%	-	-	36.8%	-	-

Occupancy	66.5%	-	-	69.2%	-	-
Average daily rate (ADR)	$196.17	-	-	$198.94	-	-
RevPAR	$130.51	-	-	$137.76	-	-
Total RevPAR	$441.35	-	-	$413.56	-	-

(1)  Gaylord Rockies opened in December 2018, therefore there are no comparison figures for the 2019 periods.

(2) Operating loss and Adjusted EBITDAre for Gaylord Rockies for the 2019 periods exclude asset management fees paid to the Company during the the three months and twelve months ended December 31, 2019 of $0.6 million and $2.3 million, respectively.

Commenting on the most recently opened hotel property, Reed continued, “Gaylord Rockies closed out a strong first full year of operation. The property has helped the Gaylord Hotels brand reach new customers primarily in the western US and has provided existing customers with a new geographic experience. The early bookings performance at Gaylord Rockies has been very strong and has generated so much interest and such a positive response from group and transient customers alike that we made the decision to move forward with a rooms expansion just one year into the resort’s history. Construction is set to begin in the second quarter of 2020 and is expected to be complete by early 2022. We believe this property has a vibrant future ahead of it and are excited about the years to come.”

Entertainment Segment

For the three months and twelve months ended December 31, 2019 and 2018, the Company reported the following:

Entertainment Segment Results

($ in thousands)

	Three Months Ended				Twelve Months ended
	December 31,				December 31,
	2019	2018	% ∆		2019	2018	% ∆
Revenue	$47,735	$38,769	23.1%		$183,120	$147,215	24.4%
Operating Income/(Loss) [1]	$10,913	$(12,375)	188.2%		$43,506	$1,958	2122.0%
Operating Income/(Loss) margin	22.9%	-31.9%	54.8	pt	23.8%	1.3%	22.5	pt
Adjusted EBITDAre	$14,471	$10,775	34.3%		$57,970	$37,793	53.4%
Adjusted EBITDAre margin	30.3%	27.8%	2.5	pt	31.7%	25.7%	6.0	pt

(1) 2018 periods include impact of Opry City Stage closure

Reed continued, “Driven by the sustained success of our core Nashville-based attractions and our growing Ole Red brand, our Entertainment segment completed a record-setting 2019 with a strong fourth quarter. Leveraging our unique country music assets, we took important steps in 2019 to expand our market opportunities and to more effectively reach the 129 million country music lifestyle consumers in the United States through our continued investment in Ole Red, Circle Media and our plans to acquire Block 21 in Austin, Texas, including ACL Live at the Moody Theater. Circle Media’s linear channel is currently available in markets reaching approximately 65% of households in the United States, and we plan to supplement the current offering with a companion over-the-top (OTT) channel to be available by the middle of 2020. These investments, along with continued upgrades to our core Nashville-based attractions have set the stage for additional upside in the years to come.”

Corporate and Other Segment

For the three months and twelve months ended December 31, 2019 and 2018, the Company reported the following:

Corporate and Other Segment Results

($ in thousands)

	Three Months Ended			Twelve Months ended
	December 31,			December 31,
	2019	2018	% ∆	2019	2018	% ∆
Operating Loss	$(10,183)	$(8,078)	-26.1%	$(37,911)	$(32,650)	-16.1%
Adjusted EBITDAre	$(7,868)	$(5,896)	-33.4%	$(29,473)	$(23,781)	-23.9%

Corporate and Other Segment Operating Loss and Adjusted EBITDAre for the 2019 periods include increases in administrative and employment costs associated with supporting the Company’s growth.

2020 Guidance

The following business performance outlook for 2020 is based on current information as of February 25, 2020. The Company does not expect to update the guidance provided below before next quarter’s earnings release. However, the Company may update its full business outlook or any portion thereof at any time for any reason. The below guidance does not present Same-Store data since Gaylord Rockies has been open for a full year. The guidance below contemplates the consummation of the planned Block 21 transaction and the impact of Circle Media.

($ in millions, except per share figures)

	Current Guidance		Full Year
	Full Year 2020		2020 Guidance
	Low	High	Midpoint
Consolidated Hospitality RevPAR	3.0%	5.0%	4.0%
Consolidated Hospitality Total RevPAR	2.0%	4.0%	3.0%

Net Income	$152.5	$167.5	$160.0

Adjusted EBITDAre
Hospitality [1]	$504.0	$518.0	$511.0
Entertainment [2]	60.5	68.5	$64.5
Corporate and Other	(30.0)	(28.0)	$(29.0)
Consolidated Adjusted EBITDAre [1]	$534.5	$558.5	$546.5

Consolidated Adjusted EBITDAre, excl. noncontrolling interest [3]	$497.0	$519.0	$508.0

Net Income available to common shareholders [3]	$163.8	$173.8	$168.8

Funds from Operations (FFO) available to common shareholders [3]	$349.0	$367.0	$358.0
Adjusted FFO available to common shareholders [3]	$379.0	$398.0	$388.5

Diluted Income per share available to common shareholders [3]	$2.95	$3.13	$3.04

Estimated Diluted Shares Outstanding	55.5	55.5	$55.5

(1)	Includes fully consolidated results from Gaylord Rockies. The Company owns 62.1% and is the managing member of the joint venture that owns Gaylord Rockies. Also includes approximately 34,000 room nights out of service in 2020 due to the renovation of rooms at Gaylord National. The out of service rooms are included in total available room count for calculating hotel metrics (e.g., RevPAR and Total RevPAR)
(2)	Includes impact of the planned Block 21 acquisition and Circle Media. The Block 21 acquisition is subject to closing conditions, including the consent of its lender. Whether this consent will be obtained, and the timing of any closing are uncertain. We assumed a closing date for the Block 21 acquisition of April 1, 2020 for purposes of the guidance. The Block 21 results are preliminary estimates based on available information and includes an adjusted EBITDAre range from $10 million to $12 million for three quarters of 2020. Our estimates are subject to change after the Block 21 closing. Further, we estimate investing, and incurring pro-rata losses of, $9 million to $11 million in Circle Media for 2020, which is reflected in our consolidated net income and entertainment segment adjusted EBITDAre guidance for 2020.
(3)	Excludes ownership of Gaylord Rockies joint venture not controlled or owned by the Company.

Note: For reconciliations of Consolidated Adjusted EBITDAre and Consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest guidance to Net Income and reconciliation of FFO available to common shareholders, and Adjusted FFO available to common shareholders guidance to Net Income available to common shareholders and reconciliations of segment Adjusted EBITDAre guidance to segment Operating Income, see “Reconciliations of Forward-Looking Statements,” below.

Reed concluded, “Our momentum continues to increase as we enter 2020, and I couldn’t be more excited for the future of the Company. Since we first outlined what 2020 could look like at our 2016 investor and analyst day, we’ve indicated this year would be a powerful one for us. The work to get here has been substantial, and along the way we have set record after record, but it’s amazing to note all of the new growth opportunities we still have in front of us. We remain confident in our ability to capitalize on the strength of the group market, our competitive position, and the anticipated benefit of our recent capital reinvestments at Gaylord Texan and those underway at Gaylord Palms and Gaylord Rockies. With the multitude of opportunities across our hospitality business and the growth plans on the Entertainment side of our business, we believe the future looks promising for our Company.”

Dividend Update

The Company paid its fourth quarter 2019 cash dividend of $0.90 per share of common stock on January 15, 2020 to stockholders of record on December 31, 2019. Including the fourth quarter cash dividend payment, the Company paid a total of $3.60 per share of dividends to its common shareholders for the full year 2019.

Today, the Company declared its first quarter cash dividend of $0.95 per share of common stock, a quarterly increase of $0.05, payable on April 15, 2020 to stockholders of record on March 31, 2020. It is the Company’s current plan to distribute total 2020 annual dividends of approximately $3.80 per share in cash in equal quarterly payments in April, July, and October of 2020 and in January of 2021, which is a 5.6% increase over the full year 2019 dividend of $3.60. Future dividends are subject to the Board’s future determinations as to amount and timing.

Balance Sheet/Liquidity Update

At December 31, 2019, the Company had total consolidated debt outstanding of $2,560.0 million (net of unamortized deferred financing costs) and unrestricted cash of $362.4 million. Total cash on the balance sheet includes proceeds from the Company’s successful underwritten public offering of 3.45 million shares of common stock in December 2019, which resulted in total net proceeds to the Company of $283 million, inclusive of the full exercise of the underwriters’ option to purchase additional shares, at a price to the public of $85.60 per share. The public offering was initiated following the Company’s announcement of an agreement to acquire Block 21 from Stratus Properties Inc. for a total consideration of $275 million, including the assumption of approximately $141 million of existing mortgage debt, with the balance payable in cash. The Company currently anticipates closing this transaction at the end of the first quarter of 2020 or early in the second quarter of 2020. As of December 31, 2019, the Company’s revolving credit line had no outstanding balance, and the lending banks had issued $0.9 million in letters of credit, which left $699.1 million of availability for borrowing under the revolving credit facility.

Earnings Call Information

Ryman Hospitality Properties will hold a conference call to discuss this release today at 10 a.m. ET. Investors can listen to the conference call over the Internet at www.rymanhp.com. To listen to the live call, please go to the Investor Relations section of the website (Investor Relations/Presentations, Earnings and Webcasts) at least 15 minutes prior to the call to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for at least 30 days.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a leading lodging and hospitality real estate investment trust that specializes in upscale convention center resorts and country music entertainment experiences. The Company’s core holdings* include a network of five of the top 10 largest non-gaming convention center hotels in the United States based on total indoor meeting space. These convention center resorts operate under the Gaylord Hotels brand and are managed by Marriott International. The Company also owns two adjacent ancillary hotels and a small number of attractions managed by Marriott International for a combined total of 10,110 rooms and more than 2.7 million square feet of total indoor and outdoor meeting space in top convention and leisure destinations across the country. The Company’s Entertainment segment includes a growing collection of iconic and emerging country music brands, including the Grand Ole Opry; Ryman Auditorium, WSM 650 AM; Ole Red and Circle, a country lifestyle media network the Company owns in a joint-venture partnership with Gray Television. The Company operates its Entertainment segment as part of a taxable REIT subsidiary. In December 2019, the Company announced plans to acquire Block 21 a mixed-use entertainment, lodging, office and retail complex that includes the 251-room W Hotel Austin, 53,000 square feet of Class A commercial space and the 2,750-seat ACL Live at the Moody Theater, in Austin, Texas. The transaction is expected to close at the end of the first quarter of 2020 or early in the second quarter of 2020. Visit RymanHP.com for more information.

*The Company is the sole owner of Gaylord Opryland Resort & Convention Center; Gaylord Palms Resort & Convention Center; Gaylord Texan Resort & Convention Center; and Gaylord National Resort & Convention Center. It is the majority owner and managing member of the joint venture that owns Gaylord Rockies Resort & Convention Center.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of our business, estimated capital expenditures, new projects or investments, out-of-service rooms, the expected approach to making dividend payments, the board’s ability to alter the dividend policy at any time and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the Company’s ability to remain qualified as a REIT for federal income tax purposes, the Company’s ability to execute its strategic goals as a REIT, the Company’s ability to generate cash flows to support dividends, future board determinations regarding the timing and amount of dividends and changes to the dividend policy, which could be made at any time, the determination of Adjusted FFO available to common shareholders and REIT taxable income, the Company’s ability to borrow funds pursuant to its credit agreement, and the occurrence of any event, change or other circumstance that could delay the closing of the acquisition of Block 21, or the termination of the transaction agreement for the acquisition of Block 21. A widespread outbreak of coronavirus in the United States could adversely affect our business results and guidance. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and its Quarterly Reports on Form 10-Q and subsequent filings. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent annual report on Form 10-K. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR and Total RevPAR

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage and other ancillary services revenue by room nights available to guests for the period. Rooms out of service for renovation are included in room nights available. Same-Store Hospitality RevPAR and Same-Store Hospitality Total RevPAR do not include the Gaylord Rockies.

Calculation of GAAP Margin Figures

We calculate Net Income available to common shareholders margin by dividing GAAP consolidated Net Income available to common shareholders by GAAP consolidated Total Revenue. We calculate consolidated, segment or property-level Operating Income Margin by dividing consolidated, segment or property-level GAAP Operating Income by consolidated, segment or property-level GAAP Revenue. Same-Store Operating Income margin does not include the Gaylord Rockies.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest Definition

We calculate EBITDAre, which is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in its September 2017 white paper as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property or the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. Adjusted EBITDAre is then calculated as EBITDAre, plus to the extent the following adjustments occurred during the periods presented: preopening costs; non-cash ground lease expense; equity-based compensation expense; impairment charges that do not meet the NAREIT definition above; any transaction costs of acquisitions; interest income on bonds; pension settlement charges; pro rata Adjusted EBITDAre from unconsolidated joint ventures, (gains) losses on extinguishment of debt, and any other adjustments we have identified in this release. We then exclude noncontrolling interests in consolidated joint ventures to calculate Adjusted EBITDAre, Excluding Noncontrolling Interest. We make additional adjustments to EBITDAre when evaluating our performance because we believe that presenting Adjusted EBITDAre, Excluding Noncontrolling Interest and adjustments for certain additional items provide useful information to investors regarding our operating performance and debt leverage metrics, and that the presentation of Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. Same-Store Hospitality Adjusted EBITDAre does not include Gaylord Rockies.

Adjusted EBITDAre, Excluding Noncontrolling Interest Margin Definition

We calculate consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest Margin by dividing consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest by GAAP consolidated Total Revenue. We calculate consolidated, segment or property-level Adjusted EBITDAre Margin by dividing consolidated, segment-, or property-level Adjusted EBITDAre by consolidated, segment-, or property-level GAAP Revenue. We believe Adjusted EBITDAre, Excluding Noncontrolling Interest Margin is useful to investors in evaluating our operating performance because this non-GAAP financial measure helps investors evaluate and compare the results of our operations from period to period by presenting a ratio showing the quantitative relationship between Adjusted EBITDAre, Excluding Noncontrolling Interest and GAAP consolidated Total Revenue or segment or property-level GAAP Revenue, as applicable. Same-Store Adjusted EBITDAre does not include Gaylord Rockies.

Adjusted FFO available to common shareholders Definition

We calculate FFO, which definition is clarified by NAREIT in its December 2018 white paper as net income (calculated in accordance with GAAP) excluding depreciation and amortization (excluding amortization of deferred financing costs and debt discounts), gains and losses from the sale of certain real estate assets, gains and losses from a change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciated real estate held by the entity, income (loss) from consolidated joint ventures attributable to noncontrolling interest, and pro rata adjustments for unconsolidated joint ventures. The clarifications did not change our calculation of FFO available to common shareholders and Adjusted FFO available to common shareholders for any historical period. To calculate Adjusted FFO available to common shareholders, we then exclude, to the extent the following adjustments occurred during the periods presented, impairment charges that do not meet the NAREIT definition above; write-offs of deferred financing costs, non-cash ground lease expense, right-of-use asset amortization, amortization of debt discounts or premiums and amortization of deferred financing costs, pension settlement charges, additional pro rata adjustments from joint ventures, (gains) losses on other assets, transaction costs on acquisitions, deferred income tax expense (benefit), and (gains) losses on extinguishment of debt. FFO available to common shareholders and Adjusted FFO available to common shareholders exclude the ownership portion of Gaylord Rockies joint venture not controlled or owned by the Company.

We believe that the presentation of FFO available to common shareholders and Adjusted FFO available to common shareholders provide useful information to investors regarding the performance of our ongoing operations because it is a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use FFO available to common shareholders and Adjusted FFO available to common shareholders as measures in determining our results after taking into account the impact of our capital structure. A reconciliation of Net Income (loss) to FFO available to common shareholders and a reconciliation of Net Income (loss) to Adjusted FFO available to common shareholders are set forth below under “Supplemental Financial Results.”

We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, and Adjusted FFO available to common shareholders may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, and Adjusted FFO, and any related per share measures, should not be considered as alternative measures of our Net Income (loss), operating performance, cash flow or liquidity. Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, and Adjusted FFO available to common shareholders may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, and Adjusted FFO available to common shareholders can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as Net Income (loss), Net Income Margin, Operating Income (loss), Operating Income Margin, or cash flow from operations. In addition, you should be aware that adverse economic and market and other conditions may harm our cash flow.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President & Chief Financial Officer	Shannon Sullivan, Vice President Corporate and Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~	~or~
Todd Siefert, Vice President Corporate Finance & Treasurer	Robert Winters
Ryman Hospitality Properties, Inc.	Alpha IR Group
(615) 316-6344	(929) 266-6315
tsiefert@rymanhp.com	robert.winters@alpha-ir.com

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 Unaudited

 (In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	Dec. 31		Dec. 31
	2019	2018	2019	2018
Revenues :
Rooms	$145,696	$121,880	$557,562	$454,370
Food and beverage	161,424	127,355	660,770	519,843
Other hotel revenue	91,430	72,561	203,114	153,690
Entertainment	47,735	38,769	183,120	147,215
Total revenues	446,285	360,565	1,604,566	1,275,118

Operating expenses:
Rooms	36,650	29,510	144,834	118,060
Food and beverage	92,227	71,229	362,850	282,906
Other hotel expenses	136,809	112,564	409,883	339,529
Management fees	11,065	8,421	39,608	30,744
Total hotel operating expenses	276,751	221,724	957,175	771,239
Entertainment	33,887	28,302	126,609	109,249
Corporate	9,764	7,652	36,282	30,833
Preopening costs	848	897	3,122	4,869
Impairment and other charges	-	19,243	-	23,783
Depreciation and amortization	53,287	31,221	213,847	120,876
Total operating expenses	374,537	309,039	1,337,035	1,060,849

Operating income	71,748	51,526	267,531	214,269

Interest expense, net of amounts capitalized	(30,780)	(19,387)	(131,620)	(74,961)
Interest income	3,013	2,272	11,769	10,469
Loss on extinguishment of debt	-	-	(494)	-
Income (loss) from joint ventures	(635)	127,232	(1,110)	125,005
Other gains and (losses), net	(164)	(452)	693	1,633
Income before income taxes	43,182	161,191	146,769	276,415

Provision for income taxes	(4,732)	(1,997)	(18,475)	(11,745)
Net income	38,450	159,194	128,294	264,670

Net loss attributable to noncontrolling interest in consolidated joint venture	6,204	-	17,500	-
Net income available to common shareholders	$44,654	$159,194	$145,794	$264,670

Basic income per share available to common shareholders	$0.86	$3.10	$2.82	$5.16
Diluted income per share available to common shareholders	$0.85	$3.09	$2.81	$5.14

Weighted average common shares for the period:
Basic	52,197	51,334	51,609	51,294
Diluted	52,567	51,543	51,975	51,507

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	Dec. 31	Dec. 31,
	2019	2018
ASSETS:
Property and equipment, net of accumulated depreciation	$3,130,252	$3,149,095
Cash and cash equivalents - unrestricted	362,430	103,437
Cash and cash equivalents - restricted	57,966	45,652
Notes receivable	110,135	122,209
Trade receivables, net	70,768	67,923
Deferred income taxes, net	25,959	40,557
Prepaid expenses and other assets	123,845	78,240
Intangible assets	207,113	246,770
Total assets	$4,088,468	$3,853,883

LIABILITIES AND EQUITY:
Debt and finance lease obligations	$2,559,968	$2,441,895
Accounts payable and accrued liabilities	264,915	274,890
Dividends payable	50,711	45,019
Deferred management rights proceeds	175,332	174,026
Operating lease liabilities	106,331	-
Other liabilities	64,971	161,043
Noncontrolling interest in consolidated joint venture	221,511	287,433
Stockholders' equity	644,729	469,577
Total liabilities and equity	$4,088,468	$3,853,883

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

ADJUSTED EBITDAre RECONCILIATION

Unaudited

(in thousands)

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2019		2018		2019		2018
	$	Margin	$	Margin	$	Margin	$	Margin
Consolidated
Revenue	$446,285		$360,565		$1,604,566		$1,275,118
Net income	$38,450	8.6%	$159,194	44.2%	$128,294	8.0%	$264,670	20.8%
Interest expense, net	27,767		17,115		119,851		64,492
Provision for income taxes	4,732		1,997		18,475		11,745
Depreciation & amortization	53,287		31,221		213,847		120,876
(Gain) loss on disposal of assets	(4)		-		1		116
Pro rata EBITDAre from unconsolidated joint ventures	(3)		893		(11)		1,198
EBITDAre	124,229	27.8%	210,420	58.4%	480,457	29.9%	463,097	36.3%
Preopening costs	848		897		3,122		4,869
Non-cash ground lease expense	1,189		1,378		4,910		5,291
Equity-based compensation expense	1,971		1,832		7,833		7,656
Pension settlement charge	327		555		1,904		1,559
Impairment charges	-		19,243		-		23,783
Interest income on Gaylord National & Gaylord Rockies bonds	2,508		2,200		10,272		10,128
Loss on extinguishment of debt	-		-		494		-
Transaction costs of acquisitions	362		993		417		993
Pro rata adjusted EBITDAre from unconsolidated joint ventures	638		(128,818)		1,121		(128,598)
Adjusted EBITDAre	$132,072	29.6%	$108,700	30.1%	$510,530	31.8%	$388,778	30.5%
Adjusted EBITDAre of noncontrolling interest	(5,771)		-		(31,138)		-
Adjusted EBITDAre, excluding noncontrolling interest	$126,301	28.3%	$108,700	30.1%	$479,392	29.9%	$388,778	30.5%

Hospitality segment
Revenue	$398,550		$321,796		$1,421,446		$1,127,903
Operating income	$71,018	17.8%	$71,979	22.4%	$261,936	18.4%	$244,961	21.7%
Depreciation & amortization	50,159		27,400		201,068		108,779
Preopening costs	622		693		1,267		2,924
Non-cash lease expense	1,169		1,248		4,674		4,991
Interest income on Gaylord National & Gaylord Rockies bonds	2,508		2,200		10,272		10,128
Transaction costs of acquisitions	-		993		55		993
Other gains and (losses), net	(7)		-		2,761		2,682
Pro rata adjusted EBITDAre from joint ventures	-		(692)		-		(692)
Adjusted EBITDAre	$125,469	31.5%	$103,821	32.3%	$482,033	33.9%	$374,766	33.2%

Same-Store Hospitality segment(1)
Revenue	$337,602		$321,796		$1,194,870		$1,127,903
Operating income	$77,810	23.0%	$71,979	22.4%	$269,331	22.5%	$244,961	21.7%
Depreciation & amortization	27,535		27,400		111,030		108,779
Preopening costs	622		693		677		2,924
Non-cash lease expense	1,169		1,248		4,674		4,991
Interest income on Gaylord National bonds	2,508		2,200		10,164		10,128
Transaction costs of acquisitions	-		993		55		993
Other gains and (losses), net	(7)		-		2,761		2,682
Pro rata adjusted EBITDAre from joint ventures	-		(692)		-		(692)
Adjusted EBITDAre	$109,637	32.5%	$103,821	32.3%	$398,692	33.4%	$374,766	33.2%

Entertainment segment
Revenue	$47,735		$38,769		$183,120		$147,215
Operating income (loss)	$10,913	22.9%	$(12,375)	-31.9%	$43,506	23.8%	$1,958	1.3%
Depreciation & amortization	2,709		3,395		11,150		10,280
Preopening costs	226		204		1,855		1,945
Non-cash lease expense	20		130		236		300
Equity-based compensation	242		178		862		1,229
Impairment charges	-		19,243		-		23,783
Transaction costs of acquisitions	361		-		361		-
Pro rata adjusted EBITDAre from unconsolidated joint ventures	-		-		-		(1,702)
Adjusted EBITDAre	$14,471	30.3%	$10,775	27.8%	$57,970	31.7%	$37,793	25.7%

Corporate and Other segment
Operating loss	$(10,183)		$(8,078)		$(37,911)		$(32,650)
Depreciation & amortization	419		426		1,629		1,817
Other gains and (losses), net	(160)		(453)		(2,560)		(934)
Equity-based compensation	1,729		1,654		6,971		6,427
Pension settlement charge	327		555		1,904		1,559
Loss on extinguishment of debt	-		-		494		-
Adjusted EBITDAre	$(7,868)		$(5,896)		$(29,473)		$(23,781)

(1) Same-Store Hospitality segment excludes Gaylord Rockies, which opened in December 2018.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

FUNDS FROM OPERATIONS ("FFO") AND ADJUSTED FFO RECONCILIATION

Unaudited

(in thousands, except per share data)

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2019	2018	2019	2018
Consolidated
Net income	$38,450	$159,194	$128,294	$264,670
Noncontrolling interest	6,204	-	17,500	-
Net income available to common shareholders	44,654	159,194	145,794	264,670
Depreciation & amortization	53,250	31,221	213,690	120,876
Adjustments for noncontrolling interest	(8,563)	-	(34,538)	-
Pro rata adjustments from joint ventures	-	(130,897)	-	(130,524)
FFO available to common shareholders	89,341	59,518	324,946	255,022

Right-of-use asset amortization	37	-	157	-
Non-cash lease expense	1,189	1,378	4,910	5,291
Pension settlement charge	327	555	1,904	1,559
Impairment charges	-	19,243	-	23,783
Pro rata adjustments from joint ventures	-	27	-	(2,702)
(Gain) loss on other assets	(4)	-	(4)	80
Write-off of deferred financing costs	246	-	3,079	1,956
Amortization of deferred financing costs	1,857	1,395	7,662	5,632
Amortization of debt premiums	(66)	-	(66)	-
Loss on extinguishment of debt	-	-	494	-
Adjustments for noncontrolling interest	(214)	-	(1,282)	-
Transaction costs of acquisitions	362	993	417	993
Deferred tax expense	3,549	1,599	14,414	10,190
Adjusted FFO available to common shareholders	$96,624	$84,708	$356,631	$301,804
Capital expenditures (1)	(21,458)	(22,772)	(73,909)	(68,792)
Adjusted FFO available to common shareholders (ex. maintenance capex)	$75,166	$61,936	$282,722	$233,012

Basic net income per share	$0.86	$3.10	$2.82	$5.16
Fully diluted net income per share	$0.85	$3.09	$2.81	$5.14

FFO available to common shareholders per basic share	$1.71	$1.16	$6.30	$4.97
Adjusted FFO available to common shareholders per basic share	$1.85	$1.65	$6.91	$5.88

FFO available to common shareholders per diluted share	$1.70	$1.15	$6.25	$4.95
Adjusted FFO available to common shareholders per diluted share	$1.84	$1.64	$6.86	$5.86

(1) Represents FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2019		2018		2019		2018
	$	Margin	$	Margin	$	Margin	$	Margin
Hospitality segment
Revenue	$398,550		$321,796		$1,421,446		$1,127,903
Operating Income	$71,018	17.8%	$71,979	22.4%	$261,936	18.4%	$244,961	21.7%
Depreciation & amortization	50,159		27,400		201,068		108,779
Preopening costs	622		693		1,267		2,924
Non-cash lease expense	1,169		1,248		4,674		4,991
Interest income on Gaylord National and Gaylord Rockies bonds	2,508		2,200		10,272		10,128
Transaction costs of acquisitions	-		993		55		993
Other gains and (losses), net	(7)		-		2,761		2,682
Pro rata adjusted EBITDA from joint ventures	-		(692)		-		(692)
Adjusted EBITDAre	$125,469	31.5%	$103,821	32.3%	$482,033	33.9%	$374,766	33.2%

Occupancy	75.8%		75.1%		75.8%		75.3%
Average daily rate (ADR)	$206.53		$204.88		$199.26		$194.64
RevPAR	$156.64		$153.88		$151.09		$146.50
OtherPAR	$271.85		$252.41		$234.11		$217.16
Total RevPAR	$428.49		$406.29		$385.20		$363.66

Same-Store Hospitality segment (1)
Revenue	$337,602		$321,796		$1,194,870		$1,127,903
Operating Income	$77,810	23.0%	$71,979	22.4%	$269,331	22.5%	$244,961	21.7%
Depreciation & amortization	27,535		27,400		111,030		108,779
Preopening costs	622		693		677		2,924
Non-cash lease expense	1,169		1,248		4,674		4,991
Interest income on Gaylord National bonds	2,508		2,200		10,164		10,128
Transaction costs of acquisitions	-		993		55		993
Other gains and (losses), net	(7)		-		2,761		2,682
Pro rata adjusted EBITDA from joint ventures	-		(692)		-		(692)
Adjusted EBITDAre	$109,637	32.5%	$103,821	32.3%	$398,692	33.4%	$374,766	33.2%

Occupancy	77.5%		75.1%		77.0%		75.3%
Average daily rate (ADR)	$208.08		$204.88		$199.31		$194.64
RevPAR	$161.20		$153.88		$153.42		$146.50
OtherPAR	$265.05		$252.41		$226.84		$217.16
Total RevPAR	$426.25		$406.29		$380.26		$363.66

Gaylord Opryland
Revenue	$107,480		$107,748		$385,610		$365,999
Operating Income	$28,588	26.6%	$29,482	27.4%	$102,467	26.6%	$96,033	26.2%
Depreciation & amortization	8,786		8,215		34,794		34,665
Preopening costs	-		653		55		925
Adjusted EBITDAre	$37,374	34.8%	$38,350	35.6%	$137,316	35.6%	$131,623	36.0%

Occupancy	81.2%		82.5%		78.5%		77.2%
Average daily rate (ADR)	$205.40		$198.64		$196.54		$191.17
RevPAR	$166.74		$163.89		$154.23		$147.52
OtherPAR	$237.78		$241.64		$211.58		$199.69
Total RevPAR	$404.52		$405.53		$365.81		$347.21

Gaylord Palms
Revenue	$60,171		$53,692		$208,298		$200,763
Operating Income	$11,533	19.2%	$7,579	14.1%	$40,051	19.2%	$37,128	18.5%
Depreciation & amortization	4,701		5,009		19,393		19,465
Preopening costs	622		-		622		-
Non-cash lease expense	1,169		1,248		4,674		4,991
Adjusted EBITDAre	$18,025	30.0%	$13,836	25.8%	$64,740	31.1%	$61,584	30.7%

Occupancy	77.2%		74.1%		77.4%		77.5%
Average daily rate (ADR)	$208.49		$206.36		$196.06		$192.10
RevPAR	$161.05		$152.84		$151.68		$148.79
OtherPAR	$300.83		$259.31		$251.34		$239.65
Total RevPAR	$461.88		$412.15		$403.02		$388.44

Gaylord Texan
Revenue	$84,675		$80,624		$292,548		$260,418
Operating Income	$25,730	30.4%	$24,914	30.9%	$85,531	29.2%	$70,915	27.2%
Depreciation & amortization	6,463		6,560		26,362		24,309
Preopening costs	-		-		-		1,959
Adjusted EBITDAre	$32,193	38.0%	$31,474	39.0%	$111,893	38.2%	$97,183	37.3%

Occupancy	76.8%		73.9%		78.2%		74.9%
Average daily rate (ADR)	$208.03		$212.82		$196.26		$196.78
RevPAR	$159.82		$157.37		$153.45		$147.35
OtherPAR	$347.55		$325.73		$288.39		$271.77
Total RevPAR	$507.37		$483.10		$441.84		$419.12

Gaylord National
Revenue	$78,481		$73,553		$281,367		$274,299
Operating Income	$9,820	12.5%	$9,310	12.7%	$35,555	12.6%	$36,499	13.3%
Depreciation & amortization	6,935		6,918		27,776		27,565
Interest income on Gaylord National bonds	2,508		2,200		10,164		10,128
Other gains and (losses), net	(7)		-		2,761		2,682
Adjusted EBITDAre	$19,256	24.5%	$18,428	25.1%	$76,256	27.1%	$76,874	28.0%

Occupancy	75.1%		68.2%		75.1%		72.3%
Average daily rate (ADR)	$220.86		$218.99		$215.74		$207.83
RevPAR	$165.76		$149.28		$161.94		$150.31
OtherPAR	$261.62		$251.26		$224.27		$226.19
Total RevPAR	$427.38		$400.54		$386.21		$376.50

Gaylord Rockies
Revenue	$60,948		$-		$226,576		$-
Operating Loss (2)	$(6,792)	-11.1%	$-		$(7,395)	-3.3%	$-
Depreciation & amortization	22,624		-		90,038		-
Preopening costs	-		-		590		-
Interest income on Gaylord Rockies bonds	-		-		108		-
Adjusted EBITDAre (2)	$15,832	26.0%	$-		$83,341	36.8%	$-

Occupancy	66.5%		n/a		69.2%		n/a
Average daily rate (ADR)	$196.17		n/a		$198.94		n/a
RevPAR	$130.51		n/a		$137.76		n/a
OtherPAR	$310.84		n/a		$275.80		n/a
Total RevPAR	$441.35		n/a		$413.56		n/a

The AC Hotel at National Harbor
Revenue	$3,094		$2,383		$11,725		$10,761
Operating Income	$478	15.4%	$148	6.2%	$1,809	15.4%	$1,489	13.8%
Depreciation & amortization	335		329		1,338		1,312
Adjusted EBITDAre	$813	26.3%	$477	20.0%	$3,147	26.8%	$2,801	26.0%

Occupancy	68.9%		59.8%		70.4%		66.6%
Average daily rate (ADR)	$214.59		$186.57		$207.53		$198.03
RevPAR	$147.89		$111.48		$146.01		$131.96
OtherPAR	$27.22		$23.46		$21.29		$21.60
Total RevPAR	$175.11		$134.94		$167.30		$153.56

The Inn at Opryland(3)
Revenue	$3,701		$3,796		$15,322		$15,663
Operating Income	$1,661	44.9%	$546	14.4%	$3,918	25.6%	$2,897	18.5%
Depreciation & amortization	315		369		1,367		1,463
Preopening costs	-		40		-		40
Pro rata adjusted EBITDA from joint ventures	-		(692)		-		(692)
Transaction costs of acquisitions	-		993		55		993
Adjusted EBITDAre	$1,976	53.4%	$1,256	33.1%	$5,340	34.9%	$4,701	30.0%

Occupancy	68.4%		71.9%		70.4%		74.0%
Average daily rate (ADR)	$140.00		$139.70		$145.13		$142.72
RevPAR	$95.70		$100.50		$102.22		$105.56
OtherPAR	$37.23		$39.29		$36.35		$36.97
Total RevPAR	$132.93		$139.79		$138.57		$142.53

(1) Same-Store Hospitality segment excludes Gaylord Rockies

(2) Operating income and Adjusted EBITDAre for Gaylord Rockies for the 2019 periods exclude asset management fees paid to RHP of $0.6 million and $2.3 million, respectively.

(3) Includes other hospitality revenue and expense

Ryman Hospitality Properties, Inc. and Subsidiaries

Reconciliation of Forward-Looking Statements

Unaudited

(in thousands)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("Adjusted EBITDAre") and Adjusted Funds From Operations ("AFFO") reconciliation:

	GUIDANCE RANGE
	FOR FULL YEAR 2020
	Low	High
Ryman Hospitality Properties, Inc.
Net Income	$152,500	$167,500
Provision (benefit) for income taxes	20,000	21,400
Interest expense	115,600	116,000
Depreciation and amortization	220,700	226,400
EBITDAre	508,800	531,300
Preopening expense	2,600	3,100
Non-cash lease expense	4,500	4,800
Equity based compensation	8,100	8,600
Pension settlement charge, Other	2,000	2,000
Interest income on bonds	8,500	8,700
Consolidated Adjusted EBITDAre	$534,500	$558,500
Adjusted EBITDAre of noncontrolling interest	(37,900)	(39,416)
Consolidated Adjusted EBITDAre,excluding noncontrolling interest	$496,600	$519,084
Consolidated Hospitality Segment

Operating Income	$288,100	$297,300
Depreciation and amortization	200,000	204,000
Non-cash lease expense	4,500	4,800
Preopening expense	200	300
Other gains and (losses), net	2,700	2,900
Interest income on bonds	8,500	8,700
Adjusted EBITDAre	$504,000	$518,000
Gaylord Rockies

Operating Loss	$10,500	$12,500
Depreciation and amortization	89,500	91,500
Adjusted EBITDAre	$100,000	$104,000
Entertainment Segment

Operating Income	$50,500	$54,300
Depreciation and amortization	17,300	18,800
Gains/Losses from JV	(11,000)	(9,000)
Preopening expense	2,400	2,800
Equity based compensation	1,300	1,600
Adjusted EBITDAre	$60,500	$68,500
Corporate and Other Segment

Operating Loss	$(40,400)	$(38,800)
Depreciation and amortization	3,400	3,600
Equity based compensation	6,800	7,000
Pension settlement charge, Other	2,000	2,000
Other gains and (losses), net	(1,800)	(1,800)
Adjusted EBITDAre	$(30,000)	$(28,000)
Ryman Hospitality Properties, Inc.

Net income available to common shareholders	$163,750	$173,750
Depreciation & amortization	220,700	226,400
Noncontrolling interest FFO adjustments	(35,250)	(33,250)
Funds from Operations (FFO) available to common shareholders	349,200	366,900
Noncontrolling interest AFFO adjustments	(1,500)	(1,000)
Non-cash lease expense	4,500	4,800
Amortization of DFC	7,100	7,600
Deferred tax expense (benefit)	17,300	17,800
Pension settlement charge	2,000	2,000
Adjusted FFO available to common shareholders	$378,600	$398,100